CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Fund Service Providers” and “Financial Highlights” within the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” within the Statement of Additional Information and to the use of our reports dated October 26, 2017 relating to the financial statements of Xtrackers FTSE Developed ex US Comprehensive Factor ETF (formerly Deutsche X-trackers FTSE Developed ex US Comprehensive Factor ETF), Xtrackers FTSE Emerging Comprehensive Factor ETF (formerly Deutsche X-trackers FTSE Emerging Comprehensive Factor ETF), Xtrackers Russell 1000 Comprehensive Factor ETF (formerly Deutsche X-trackers Russell 1000 Comprehensive Factor ETF), Xtrackers Russell 2000 Comprehensive Factor ETF (formerly Deutsche X-trackers Russell 2000 Comprehensive Factor ETF), Xtrackers Barclays International Corporate Bond Hedged ETF (formerly Deutsche X-trackers Barclays International Corporate Bond Hedged ETF), Xtrackers Barclays International Treasury Bond Hedged ETF (formerly Deutsche X-trackers Barclays International Treasury Bond Hedged ETF), and Xtrackers USD High Yield Corporate Bond ETF (formerly Deutsche X-trackers USD High Yield Corporate Bond ETF) for the fiscal period ended August 31, 2017, which is incorporated by reference in this Post-Effective Amendment No. 397 to the Registration Statement (Form N-1A No. 333-170122) within DBX ETF Trust.

/s/ Ernst & Young LLP

New York, New York

December 19, 2017